UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1660 South Albion Street, Suite 525, Denver, CO 80222

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2018, Aspen Group, Inc. (the “Company”) approved Amendment No. 10 (“Amendment 10”) to the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) which provides technical changes to the 2012 Plan.

As reported in Item 5.07 of this Form 8-K, the shareholders of the Company ratified an amendment to the 2012 Plan (“Amendment 9”) at the Company’s Annual Meeting of Shareholders on March 19, 2018 (the “Annual Meeting.”)

The description of the material terms of the 2012 Plan included in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on February 13, 2018 (the “Proxy Statement”), for the Annual Meeting which is incorporated by reference in this Form 8-K. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan which is filed as Annex A to the Proxy Statement and is incorporated herein by reference. A copy of Amendment 10 is attached hereto as Exhibit 10.1.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On March 19, 2018, the Company held the Annual Meeting. As of February 7, 2018, the record date for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 15,078,831 shares of the Company’s common stock outstanding. Greater than fifty percent (50%) of the shares of the voting power outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum.

The matters voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable are set forth in the tables below.

Proposal 1: Proposal to elect members to the Company’s Board of Directors (the “Board”).

The Company’s shareholders elected each of the Company’s ten nominees for director to serve a term of one year to expire at the next annual meeting of shareholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
Michael Mathews	3,926,429	769,314
Michael D’Anton	3,925,629	770,114
Norman Dicks	3,672,456	1,023,287
C. James Jensen	3,672,626	1,023,117
Andrew Kaplan	3,925,629	770,114
Malcolm MacLean IV	3,926,429	769,314
Sanford Rich	3,926,429	769,314
John Scheibelhoffer	3,672,626	1,023,117
Rick Solomon	3,926,429	769,314
Oksana Malysheva	3,926,429	769,314

Proposal 2: Proposal to ratify prior amendments increasing the amount of shares issuable under the 2012 Plan to 3,500,000 shares.

The Company’s shareholders ratified Amendment 9 increasing the amount of shares issuable under the 2012 Plan, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
4,159,341	389,014	147,388	3,154,557

Proposal 3: Proposal to ratify the shares issued and issuable in connection with the acquisition of United States University.

The Company’s shareholders ratified the shares issued and issuable in connection with the acquisition of United States University, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,928,757	2,722	764,264	3,154,557

Proposal 4: Proposal to approve the Company’s named executive officer compensation.

The Company’s shareholders approved the Company’s named executive officer compensation, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,771,522	144,747	779,474	3,154,557

Proposal 5: Proposal to ratify the appointment of the Company’s independent registered public accountant.

The Company’s shareholders ratified the appointment of the Company’s independent registered public accountant set forth below:

Votes For	Votes Against	Abstain
7,823,187	27,112	1

On the basis of the above votes at the Annual Meeting, all of the proposals were adopted.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 10 to the Aspen Group, Inc. 2012 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: March 22, 2018	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer